Exhibit 99.1

TVI CORPORATION REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

GLENN DALE, MD – May 8, 2007 – TVI Corporation (NASDAQ: TVIN), a global supplier of first receiver and first responder products and provider of event shelter and equipment rentals, today announced its financial results for the quarter ended March 31, 2007.

First-Quarter 2007 Results

•	Revenue was $14.3 million for the first quarter of 2007, compared with $9.3 million for the first quarter of 2006.

•	Gross profit margin was 17.8% for the first quarter of 2007, compared with 51.4% for the first quarter of 2006.

•	Operating loss was $3.8 million for the first quarter of 2007, compared with operating income of $1.9 million for the first quarter of 2006.

•	Net loss for the first quarter of 2007 was $2.6 million, or ($0.08) per diluted share, compared with net income of $1.2 million, or $0.04 per diluted share, for the first quarter of 2006.

•	Cash and short-term investments totaled $558,000 at March 31, 2007, compared with $4.2 million at December 31, 2006.

•	Long-term debt totaled $23.4 million at March 31, 2007, compared with $26.7 million at December 31, 2006.

Comments on First Quarter

“In the first quarter, revenue rose more than 50 percent as we benefited from the first full quarter of contributions from Signature Special Event Services, which we acquired in the fourth quarter of 2006,” said Lieutenant General Harley A. Hughes, TVI’s Interim President and Chief Executive Officer. “We also generated a modest sales increase from our personal protection equipment business. The contributions from our Signature rental services and personal protection equipment businesses were offset, in part, by relatively lower sales in our shelter and related products business. Our bottom-line results were negatively affected by a number of factors in the quarter. We experienced lower–than-anticipated revenue from our shelters and related products segment resulting in reduced gross margins. In addition, Signature, which generally has significantly lower gross margins than our shelters and related products segment, experienced higher-than-anticipated project costs. We also incurred significant legal and external costs in the quarter associated with the internal investigations.”

Business Outlook

“While first quarter results were disappointing, TVI maintains its strong brand and leadership position in its target markets,” Hughes concluded. “We believe that we can re-establish momentum within our markets based on our diverse product portfolio and positive feedback recently received from our customers and distributors following the change in corporate leadership.”

Appointment of Acting CFO

The Company also announced today that its Senior Vice President and Chief Financial Officer, George J. Roberts, has taken a medical leave of absence. Sherri Voelkel, the Company’s Corporate Controller, has been appointed by the Board as Acting CFO in the interim. Mr. Roberts’ leave of absence is in no way related to the Audit Committee investigation described below.

Conclusion of Recent Audit Committee Investigation

TVI also announced that in March 2007, the Audit Committee received notice under the Company’s Accounting Complaint Policy alleging questionable business transactions and practices by two ex-senior executives, former President and CEO Richard Priddy and former Executive Vice President Charles Sample. In response, the Audit Committee, assisted by special independent counsel, conducted a thorough investigation regarding these allegations. The Committee’s investigation uncovered evidence of a series of questionable business transactions and practices which it believes caused the Company to overpay amounts up to approximately $1.7 million between 2003 and early 2005. The Audit Committee did not find any credible business reason for these business transactions and practices.

“Following the initial allegation, TVI’s Audit Committee took decisive action to gather the appropriate information and identify any potential misconduct,” said Todd Parchman, Chairman of the Audit Committee. “The Audit Committee immediately engaged outside independent legal counsel and launched a comprehensive investigation of the allegations. We recently concluded our investigation, have notified the appropriate authorities and will cooperate with any resulting government inquiry or investigation.”

Mark Hammond, Chairman of the Board, said, “Although the recent investigation influenced the Board’s decision to seek the resignations of the two former executives, it was one of several factors that contributed to the Board’s lack of confidence in the former executives’ ability to lead and manage the Company. Under the direction of a special committee appointed by the Board, we have initiated a search for a permanent CEO. In the interim, we have named current Board members Lieutenant General Harley Hughes as Interim CEO and Don Yount as Interim COO.”

The Board of Directors has discussed the matters uncovered in the recent investigation with its independent registered auditors and the Company concluded that these matters do not require any restatement or amendment of TVI’s reported results of operations or financial condition for any prior periods.

Conference Call Information

TVI’s management will host a conference call today at 10:00 a.m. EDT. To participate in the call please dial (866) 293-8970 or (913) 312-1230. To listen to the live webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the webcast on TVI’s website.

About TVI Corporation

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of first receiver and first responder products. These products include shelters, personal protection equipment and other products for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. Through its Signature Special Event Services business, TVI is now the leading full-service shelter and event equipment rental company serving the corporate, sporting, social, and government and defense industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include executing our business plan; achieving order and sales levels to fulfill revenue expectations; unanticipated costs or charges; the time and costs involved in the research, development, marketing and promotion for our products; the possible cancellation or non-fulfillment of existing orders or distributor commitments for our products; our ability to respond to customer needs and other changes in the counter-terrorism, military, public safety and first receiver and first responder communities; adverse changes in governmental regulations; our ability to maintain and manage our growth; difficulties in integrating the operations, technologies and products of any businesses we may acquire; our ability to meet the requirements of the NASDAQ Capital Market for continued listing of our common stock; adverse consequences from any future government investigations, lawsuits or private actions; actions of the Company’s lender, our compliance with bank covenants and debt repayment obligations, and our ability to obtain future financing on satisfactory terms; general economic and business conditions; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, Interim President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300

TVI CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2007 and 2006

(In thousands, except per share data)

(Unaudited)

	2007	2006
NET REVENUE	$14,320	$9,280

COST OF SALES	11,768	4,512

GROSS PROFIT	2,552	4,768

OPERATING EXPENSES:
Selling, general and administrative expenses	5,908	2,461
Research and development expenses	469	398

Total operating expenses	6,377	2,859

OPERATING INCOME (LOSS)	(3,825)	1,909

INTEREST AND OTHER EXPENSE, NET	516	(48)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(4,341)	1,957

PROVISION (BENEFIT) FOR INCOME TAXES	(1,736)	779

INCOME (LOSS) BEFORE MINORITY INTEREST IN NET INCOME OF CONSOLIDATED SUBSIDIARY	(2,605)	1,178

MINORITY INTEREST IN NET INCOME OF CONSOLIDATED SUBSIDIARY	—	(1)

NET INCOME (LOSS)	$(2,605)	$1,177

EARNINGS (LOSS) PER COMMON SHARE - BASIC	$(0.08)	$0.04
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	33,259	32,528

EARNINGS (LOSS) PER COMMON SHARE - DILUTED	$(0.08)	$0.04
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	33,488	33,000

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

March 31, 2007 and December 31, 2006

(In thousands, except per share data)

	(Unaudited) March 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$—	$1,757
Marketable securities - available for sale	558	2,434
Accounts receivable - trade, net	10,895	11,027
Inventories, net	6,295	6,226
Income taxes receivable	1,071	1,308
Deferred income taxes, net	432	722
Prepaid expenses and other current assets	4,024	3,933

Total current assets	23,275	27,407

PROPERTY, PLANT AND EQUIPMENT, NET	18,356	18,428

OTHER ASSETS:
Goodwill	20,932	20,932
Intangible assets, net	5,757	5,976
Deferred income taxes, net	1,634	—
Other	48	48

Total other assets	28,371	26,956

TOTAL ASSETS	$70,002	$72,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,708	$2,209
Accrued liabilities	2,513	2,302
Current portion of long-term debt	2,500	2,500
Current portion of non-compete payments	715	669

Total current liabilities	11,436	7,680
Long-term debt, net of current portion	20,850	24,216
Non-compete payments, net of current portion	1,373	1,566
Deferred income taxes	—	631

TOTAL LIABILITIES	33,659	34,093

STOCKHOLDERS’ EQUITY:
Preferred stock - $1.00 par value; 1,200 share authorized,	—	—
no shares issued and outstanding at March 31, 2007 and December 31, 2006
Common stock - $0.01 par value; 98,800 shares authorized, 33,228 and 33,174 issued and outstanding at March 31, 2007 and December 31, 2006, respectively	332	332
Additional paid-in capital	26,241	25,991
Retained earnings	9,770	12,375

TOTAL STOCKHOLDERS’ EQUITY	36,343	38,698

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$70,002	$72,791

TVI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2007 and 2006

(In thousands)

(Unaudited)

	2007	2006
OPERATING ACTIVITIES
Net income (loss)	$(2,605)	$1,177
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,111	188
Provision for doubtful accounts	86	15
Provision (benefit) for deferred income taxes	(1,975)	20
Minority interest in net income of subsidiary	—	1
Stock-based compensation expense	115	173
Excess tax benefit from stock-based compensation	—	(170)
Earnings on marketable securities reinvested	(24)	(43)
Changes in operating assets and liabilities:
Accounts receivable, trade	46	2,754
Inventory	(129)	(843)
Prepaid expenses and other current assets	(91)	(13)
Income taxes	237	(799)
Accounts payable	3,540	(1,030)
Accrued expenses	211	(740)

Net cash provided by operating activities	522	690

INVESTING ACTIVITIES
Purchases of marketable securities	(800)	—
Sales of marketable securities	2,700	—
Purchases of intangible assets	(16)	(3)
Purchases of property, plant and equipment	(744)	(270)
Payments on non-compete agreements	(66)	—

Net cash provided by (used in) investing activities	1,074	(273)

FINANCING ACTIVITIES
Net repayments on line of credit	(2,741)	—
Payments on long-term debt	(625)	—
Excess tax benefit from stock-based compensation	—	170
Proceeds from exercise of stock options	13	22

Cash provided by (used in) financing activities	(3,353)	192

Net increase (decrease) in cash and cash equivalents	(1,757)	609
Cash and cash equivalents at beginning of period	1,757	2,589

Cash and cash equivalents at end of period	$—	$3,198

TVI CORPORATION

SEGMENT DATA

March 31, 2007 and 2006 and December 31, 2006

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2007	2006
Total Revenue:
Shelters and related products	$3,639	$8,000
Personal protection equipment	2,062	1,280
SSES rental services	8,619	—

	$14,320	$9,280

Operating Income (Loss):
Shelters and related products	$(1,784)	$1,705
Personal protection equipment	(149)	204
SSES rental services	(1,892)	—

	$(3,825)	$1,909

Depreciation and Amortization:
Shelters and related products	$200	$156
Personal protection equipment	42	32
SSES rental services	869	—

	$1,111	$188

Capital Expenditures, Gross:
Shelters and related products	$70	$147
Personal protection equipment	432	123
SSES rental services	242	—

	$744	$270

	As of
	March 31, 2007	December 31, 2006
Total Assets:
Shelters and related products	$18,935	$19,343
Personal protection equipment	23,044	23,373
SSES rental services	28,023	30,075

	$70,002	$72,791